YOUR VOTE IS VERY IMPORTANT!
PLEASE SIGN, DATE AND RETURN THIS
PROXY CARD IN THE
ENCLOSED ENVELOPE TODAY
Your Proxy Vote is important!
And now you can Vote your Proxy on the PHONE or the INTERNET.
It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.
It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.
It’s Easy! Just follow these simple steps:
1. Read your prospectus/proxy statement and have it at hand.
2. Call toll-free 1-866-241-6192 or go to website: https://www.proxy-direct.com
3. Enter the 14-digit number located in the shaded box from your Proxy Card.
4. Follow the recorded or on-screen directions.
5. Do not mail your Proxy Card when you vote by phone or Internet.
Please detach at perforation before mailing.

PROXY	SEASONS SERIES TRUST	PROXY
LARGE CAP COMPOSITE PORTFOLIO
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 17, 2010
[SEPARATE ACCOUNT NAME]
The undersigned shareholder of the Large Cap Composite Portfolio (the “Portfolio”), hereby appoints Gregory N. Bressler, Nori L. Gabert, Donna Handel, Gregory R. Kingston and Mark Matthes, or any of them, as proxies for the undersigned, each with the power to appoint his or her substitute, and hereby authorizes each of them to attend the Special Meeting of the Shareholders of the Portfolio to be held at the offices of SunAmerica Asset Management Corp., The Woodson Tower Building, 2919 Allen Parkway, Meeting Room 2, Houston, Texas 77019 at 2:00 p.m. Central Standard Time, on Friday, September 17, 2010, and any adjournment or postponement thereof (the “Meeting”), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Meeting and the accompanying Combined Prospectus/Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Meeting.

VOTE VIA THE INTERNET: https://www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-866-241-6192
999 9999 9999 999

Note: Signature(s) should be exactly as name or names appear on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

Signature(s)

Signature(s)

Date

YOUR VOTE IS VERY IMPORTANT!
PLEASE SIGN, DATE AND RETURN THIS
PROXY CARD IN THE
ENCLOSED ENVELOPE TODAY
Please detach at perforation for mailing.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: █
The Board of Trustees of the Large Cap Composite Portfolio unanimously recommends a vote FOR the approval of the following Proposal:

1.        The shareholders of the Large Cap Composite Portfolio are being asked to consider a proposal to approve an Agreement and Plan of Reorganization (“Reorganization Agreement”) relating to the Large Cap Composite Portfolio. Pursuant to the Reorganization Agreement, the Large Cap Composite Portfolio would transfer all of its assets to the Large Cap Growth Portfolio, a series of the Trust, in exchange for the assumption by the Large Cap Growth Portfolio of substantially all of the liabilities of the Large Cap Composite Portfolio and Class 1, Class 2 and Class 3 shares of the Large Cap Growth Portfolio, after which those shares will be distributed by the Large Cap Composite Portfolio to the holders of its shares; and
	For ☐	Against ☐	Abstain ☐

2. To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.